UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): September 18, 2026
BEYOND MEAT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38879	26-4087597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
888 N. Douglas Street, Suite 100
El Segundo, California 90245
(Address of principal executive offices, including zip code)
(866) 756-4112
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	BYND	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events
As previously reported by Beyond Meat, Inc. (the "Company") in its Form 10-Q for the fiscal quarter ended June 27, 2026 filed with the Securities and Exchange Commission (“SEC”) on August 6, 2026, a trademark infringement complaint for injunctive and other relief was filed against the Company in the United States District Court for the Middle District of Florida, Orlando Division on April 28, 2022, captioned Sonate Corporation, d/b/a Vegadelphia Foods (“Sonate”) v. Dunkin’ Brands Group, Inc., Dunkin’ Brands, Inc. (collectively, “Dunkin”) and Beyond Meat, Inc., et al., Case No. 6:22-cv-00812. A First Amended Complaint was filed On May 17, 2022 (the “FAC”). The FAC alleged that the Company and Dunkin’s use of the tagline “Great Taste Plant-Based,” infringed on Sonate’s registered trademark WHERE GREAT TASTE IS PLANT-BASED® (“Sonate’s trademark”). Additionally, Sonate alleged that the Company’s use of the tagline “Plant-Based Great Taste” in connection with its own sales of products also infringed on Sonate’s trademark. The FAC sought injunctive relief and a monetary award for corrective advertising, a reasonable royalty award, damages representing Sonate’s lost sales and the Company’s profits generated by the alleged likelihood of confusion, interest, costs, expenses and attorneys’ fees.
A jury trial commenced on November 10, 2025 and concluded on November 24, 2025. On November 24, 2025, the jury returned its verdict finding that the Company was liable for trademark infringement and that the fair use defense did not apply. The jury awarded damages against the Company as follows: $23.5 million in actual damages and $15.4 million in disgorgement of the Company’s profits. Subsequent to the jury’s verdict, the Company filed a motion seeking to reduce or eliminate the amount awarded by the jury. Sonate filed motions seeking prejudgment interest, and an increase in the disgorgement award.
On September 18, 2026, the Court ruled on the Company’s and Sonate’s post-trial motions. The Court denied Sonate’s motions seeking prejudgment interest and an increase in the disgorgement award. The Court granted the Company’s motion in part, and denied it in part. The Court reduced the jury award of actual damages from $23.5 million to $37,500, and accepted the jury’s finding of $15.4 million in disgorgement of the Company’s profits. On September 18. 2026, the Court also entered judgment against the Company in the amount of $15,437,500, comprised of $37,500 of actual damages, and $15.4 million in disgorgement of the Company’s profits. The Company or Sonate may pursue further motion practice and/or appeals related to the judgment.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEYOND MEAT, INC.

By:	/s/ Lubi Kutua
Lubi Kutua
Chief Financial Officer and Treasurer
Date: September 22, 2026